UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

January 13, 2015

Date of Report (Date of earliest event reported)

WEBMD HEALTH CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-35337	20-2783228
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

111 Eighth Avenue

New York, New York 10011

(Address of principal executive offices, including zip code)

(212) 624-3700

(Registrant’s telephone number, including area code)

(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition

On November 5, 2014, WebMD Health Corp. issued a press release that, among other things, provided financial guidance for the fourth quarter of 2014 and the year ending December 31, 2014, a summary of which guidance was furnished by WebMD as Exhibit 99.3 to a Current Report on Form 8-K filed on November 5, 2014. Exhibits 99.3 and 99.4 to that November 5, 2014 Form 8-K are incorporated by reference into this Item 2.02 pursuant to General Instruction B.3 of Form 8-K. The financial guidance for full year 2014 included a range for revenue of $570 million to $580 million and a range for earnings before interest, taxes, non-cash and other items (“Adjusted EBITDA”) of $152.5 million to $157.5 million.

WebMD plans to indicate, at an investor conference this week, that revenue and Adjusted EBITDA for the quarter and year ended December 31, 2014 are expected to be at the high end of the ranges provided in the November 5, 2014 Form 8-K. In addition, with respect to the outlook for 2015, WebMD plans to indicate that management:

•	is pleased with advertising and sponsorship sales activity for its Public Portals in the fourth quarter of 2014; and

•	as previously disclosed, expects revenue growth for its Private Portals in 2015 to be in the mid-single digits.

The information in this paragraph is preliminary. WebMD is completing its normal closing process and is still in the process of finalizing its outlook for 2015. As WebMD has done in prior years, it expects to issue guidance for the first quarter and full year 2015 in conjunction with its fourth quarter earnings release, which is scheduled for Tuesday, February 24, 2015, at approximately 4:00 p.m. (Eastern time). On that day at 4:45 p.m. (Eastern time), WebMD management will hold a conference call with investors and analysts to discuss the 2014 results and 2015 guidance and provide additional commentary. The call can be accessed at www.wbmd.com (in the Investor Relations section). A replay of the audio webcast will be available at the same web address.

The information contained in, or incorporated by reference into, this Item 2.02 is being “furnished” and shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, nor shall it be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

All statements contained in this Current Report, other than statements of historical fact, are forward-looking statements, including those regarding: our expectations regarding results for the quarter and year ended December 31, 2014 (which reflect what we currently expect to report and are subject to adjustment); guidance on our future financial results and other projections or measures of our future performance; market opportunities and our ability to capitalize on them; and the benefits expected from new or expected contracts with customers, new or updated products or services and from other potential sources of additional revenue. These statements speak only as of the date of this press release, are based on our current plans and expectations, and involve risks and uncertainties that could cause actual future events or results to be different than those described in or implied by such forward-looking statements. These risks and uncertainties include those relating to: market acceptance of our products and services; our relationships with customers and other factors affecting their use of our products and services, including regulatory matters affecting their products; our ability to attract and retain qualified personnel; and changes in economic, political or regulatory conditions or other trends affecting the healthcare, Internet and information technology industries. Further information about these matters can be found in our other Securities and Exchange Commission filings and this Current Report is intended to be read in conjunction with those filings. Except as required by applicable law or regulation, we do not undertake any obligation to update our forward-looking statements to reflect future events or circumstances.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

WEBMD HEALTH CORP.

Dated: January 13, 2015	By:	/s/ Lewis H. Leicher
Lewis H. Leicher
Senior Vice President

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